Exhibit 99.1

ASX Announcement

24 June 2020

Coronado production update and impairment of Greenbrier mine

Coronado Global Resources Inc. (“Coronado” or the “Company”, ASX: CRN) provides the following update to FY20 production and to the asset carrying value of the Greenbrier mine located in the US.

The Company withdrew formal production guidance on 28 April 2020 due to extreme metallurgical coal price and demand volatility caused by the global COVID-19 pandemic1. However, the Board recognises the importance of ensuring the market remains informed to the extent that there is reasonable certainty around production and other material information.

Following the restart of the majority of its US operations on 1 June 2020, after being idled in April and May, Coronado now anticipates that total saleable production for the Group in FY20 will be within the range of 16.5 to 17 million tonnes. However, the Group sales volumes are expected to be higher than production as customer demand is met through existing inventory levels.

Furthermore, as foreshadowed in the Company’s announcement on 26 May 20202, the Greenbrier mine in the US is expected to remain idle for the remainder of the year until met coal prices recover. As a result, after a review of market conditions, customer demand and current met coal pricing, the Company anticipates that it will be required to recognise a non-cash impairment charge in relation to the carrying value of Greenbrier of approximately US$60-70 million (unaudited) in its upcoming half year results.

– Ends –

This announcement was authorised for release by the Board of Coronado Global Resources Inc.

For further information please contact: Investors Matthew Sullivan P: +61(0) 412 157 276 E: msullivan@coronadoglobal.com.au	Media Brett Clegg P: +61 (0) 487 436 985 E: brett@kadiapartners.com

1 “Quarterly Activities Report – March 2020” released to the ASX on 28 April 2020; and

2 “Coronado restarts Buchanan and Logan Mines” released to the ASX on 26 May 2020.

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com.au

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as “may,” “could,” “believes,” “estimates,” “expects,” “intends,” “likely,” “considers,” “forecasts,” “targets” and other similar words. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions and expectations, but they are not a guarantee of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company’s control, that are described in our Annual Report on Form 10-K filed with the ASX and SEC on 25 February 2020 (Australia time) as updated by our Quarterly Report on Form 10-Q for the quarter ending 31 March 2020 filed with the ASX and SEC on 11 May 2020 (Australia time), as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com.au. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.